     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 2000

                                                      REGISTRATION NO. 333-35402
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  CORIO, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

            DELAWARE                             7371                            77-0492528
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                           959 SKYWAY ROAD, SUITE 100
                          SAN CARLOS, CALIFORNIA 94070
                                 (650) 232-3000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 GEORGE KADIFA
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  CORIO, INC.
                           959 SKYWAY ROAD, SUITE 100
                          SAN CARLOS, CALIFORNIA 94070
                                 (650) 232-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              HOWARD S. ZEPRUN, ESQ.                             STEVEN B. STOKDYK, ESQ.
               CAINE T. MOSS, ESQ.                                 SULLIVAN & CROMWELL
         WILSON SONSINI GOODRICH & ROSATI                   1888 CENTURY PARK EAST, SUITE 2100
             PROFESSIONAL CORPORATION                         LOS ANGELES, CALIFORNIA 90067
                650 PAGE MILL ROAD                                    (310) 712-6600
           PALO ALTO, CALIFORNIA 94304
                  (650) 493-9300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates except the registration fee and the NASD filing fee.

                                                                  AMOUNT
                                                                TO BE PAID
                                                                ----------
Registration Fee............................................    $   39,468
NASD Fee....................................................         5,500
Nasdaq National Market Listing Fee..........................        78,875
Printing and Engraving......................................       275,000
Legal Fees and Expenses.....................................       600,000
Accounting Fees and Expenses................................       650,000
Blue Sky Fees and Expenses..................................        25,000
Transfer Agent Fees.........................................        25,000
Miscellaneous...............................................         1,157
                                                                ----------
     Total..................................................    $1,700,000
                                                                ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the Company or its stockholders. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the certificate of incorporation of the Registrant provides, inter alia, that each person who is made a party or is threatened to be made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, is authorized to be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee's heirs, executors and administrators; provided, however, that, except with respect to the proceedings brought by an indemnitee to enforce rights to indemnification (subject to certain restrictions and as more fully described in the Registrant's certificate of incorporation), the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in the Registrant's certificate of incorporation includes the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition; provided, however, that, if and to the extent that the Delaware General Corporation Law requires, such an advancement of expenses incurred by an indemnitee in his or her capacity in which service was or is rendered by such indemnitee, including, without limitation, service with respect to an employee benefit plan, shall be made only upon delivery to the Company of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the Company's certificate of incorporation or otherwise.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the bylaws, as well as certain additional procedural protections. The indemnity agreements provide that directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or executive officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. Pursuant to the indemnity agreements, the Company will not be obligated to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the board of directors or brought to enforce a right to indemnification under such indemnity agreement, the Company's certificate of incorporation, bylaws or any statute or law, or as otherwise required under Section 145 of the Delaware General Corporation Law. Also under the indemnification agreements, the Company is not obligated to indemnify the indemnified party for (i) any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous, (ii) acts, omissions or transactions on the part of the indemnified party from which such party may not be relieved of liability under applicable law or (iii) expenses and the payment of profits arising from the purchase and sale by the indemnified party of securities in violation of Section 16(b) of the Exchange Act, or any similar or successor statute.

     The indemnification provisions in the certificate of incorporation and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the 1933 Act.

     Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

EXHIBIT
NUMBER                               DOCUMENT
-------                              --------
   1.1     Form of Underwriting Agreement
   3.1     Certificate of Incorporation of the Registrant
   3.2     Form of Amended and Restated Certificate of Incorporation of
           the Registrant
  10.1     Form of Indemnification Agreement entered into by the
           Registrant with each of its directors and executive officers

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The following consists of information regarding all securities sold by us since September 1998:

     1. In September 1998, we issued and sold 11,992,000 shares of our series A preferred stock to a total of 5 investors at $0.47059 per share, for aggregate proceeds of $4,000,015. One consultant was issued 135,000 shares of series A preferred stock for his services in connection with our series A preferred stock financing. The foregoing purchase and sale was exempt from Registration under the Securities Act pursuant to Section 4(2), and Regulation D promulgated thereunder, on the basis that the investors were "accredited" as defined therein and the sale did not involve a public offering.

     2. In December 1998, we issued warrants to purchase up to 681,213 shares of series A preferred stock at an exercise price of $1.24 per share. The foregoing transaction was exempt from Registration under the Securities Act pursuant to
Section 4(2) thereof on the basis that the transaction did not involve a public offering.

     3. On February 23, 1999, we issued and sold 300,000 shares of common stock to a member of our board of directors at $0.05 per share, for aggregate proceeds of $15,000. This member of our board of directors subsequently resigned from our board, after which time we purchased 200,000 of his shares under our right of repurchase. The foregoing purchase and sale was exempt from Registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

     4. On April 9, 1999, April 16, 1999 and May 7, 1999, we issued and sold 10,639,842 shares of series B preferred stock to a total of 21 investors at $2.00 per share, for aggregate proceeds of $21,024,996. The foregoing purchase and sale was exempt from Registration under the Securities Act pursuant to
Section 4(2), and Regulation D promulgated thereunder, on the basis that the investors were "accredited" as defined therein and the sale did not involve a public offering.

     5. On July 7, 1999, we issued and sold 50,000 shares of common stock to a consultant at $0.20 per share, for aggregate proceeds of $10,000. The foregoing purchase and sale was exempt from Registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

     6. On July 8, 1999, we issued and sold 25,000 shares of common stock to a member of the board of directors at $0.40 per share, for aggregate proceeds of $10,000. The foregoing purchase and sale was exempt from Registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

     7. On August 2, 1999, we issued and sold 93,332 shares of series A preferred stock to a consultant at $1.00 per share in exchange for services, for aggregate proceeds of $93,332. The foregoing purchase and sale was exempt from Registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

     8. In October 15, 1999, we issued warrants to purchase 50,000 shares of common stock to Spieker Properties, L.P. at an exercise price of $6.50 per share. The foregoing transaction was exempt from Registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

     9. On October 29, 1999, November 15, 1999 and December 15, 1999, we issued and sold 7,104,621 shares of series C preferred stock to a total of 31 investors at $6.50 per share, for aggregate proceeds of $45,180,039. In October 1999, we also issued and sold warrants to Concentric Network Corporation and Siebel Systems, Inc. to purchase 307,692 shares of series C preferred stock at an exercise price of $6.50 per share. The foregoing purchases and sales were exempt from Registration under the Securities Act pursuant to Section 4(2), and Regulation D promulgated thereunder, on the basis that the investors were "accredited" as defined therein and the sale did not involve a public offering.

     10. On December 27, 1999, we issued warrants to purchase 43,077 shares of series C preferred stock to Comdisco, Inc. at an exercise price of $6.50 per share, assuming this offering is completed on or before June 30, 2000. The foregoing transaction was exempt from Registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

     11. On February 17, 2000, we issued 9,716 shares of common stock to Sison & Company Limited in connection with consulting services. The foregoing purchase and sale was exempt from Registration under the Securities Act pursuant to
Section 4(2) thereof on the basis that the transaction did not involve a public offering.

     12. On April 20, 2000, we issued an aggregate of 5,450,000 shares of senior series E mandatorily redeemable preferred stock to a total of twelve investors at $10.00 per share, for aggregate net proceeds of approximately $54.5 million. The foregoing purchase and sale was exempt from Registration under the Securities Act pursuant to Section 4(2), and Regulation D promulgated thereunder, on the basis that the investors were "accredited" as defined therein and the sale did not involve a public offering.

     13. Since September 1998, we have granted stock options under our 1998 Stock Plan, covering an aggregate of 9,279,937 shares of common stock (net of expirations, exercises and cancellations) at exercise prices ranging from $0.05 to $12.00. The foregoing transactions were exempt from Registration under the Securities Act pursuant to Rule 701.

     14. Since September 1998, options to purchase 1,786,613 shares were exercised with a weighted average exercise price of approximately $0.55 a share. These transactions were exempt from Registration under the Securities Act pursuant to Rule 701.

     15. On April 19, 2000, we issued a warrant to purchase $100,000 of common stock to Finova, at an exercise price equal to 90% of the price of our common stock in this offering. The foregoing transaction was exempt from Registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

     16. On April 20, 2000, we issued warrants to purchase up to 4,666,666 shares of common stock to Ernst & Young LLP, at an exercise price of $6.50 per share in exchange for referral and marketing services. The foregoing transaction was exempt from Registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

     None of the transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients in such transaction represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access to information about us.

     In particular, the securities described in the preferred stock financings and warrant issuances pursuant to numbers 1, 2, 3, 6, 8, 9, 10 and 11 are owned in their entirety by individuals or large institutional investors who (A) represented to us that they were "accredited investors" within the definition of Rule 501 of Regulation D, familiar with investing in private companies, (B) represented to us that they understood that the securities they were purchasing were restricted and the risk of possible loss associated with their investment,
(C) represented to us that they were familiar with our history and business, (D) received our recent financial information and (E) were afforded the opportunity to ask questions of our management. Each of the investors had expressed previous interest to our officers and directors in making an investment in us when an opportunity was available, and such investors were contacted only on a one-on-one basis without any general solicitation or advertising of the investment opportunity. Accordingly, we believe that the each of the foregoing transactions was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS

    EXHIBIT                        EXHIBIT DESCRIPTION
    -------                        -------------------
     ++1.1     Form of Underwriting Agreement
     ++3.1     Certificate of Incorporation of the Registrant

    EXHIBIT                        EXHIBIT DESCRIPTION
    -------                        -------------------
     ++3.2     Form of Amended and Restated Certificate of Incorporation of
               the Registrant
     ++3.3     Bylaws of the Registrant
     ++4.1     Form of Registrant's Common Stock Certificate
       5.1*    Opinion of Wilson Sonsini Goodrich & Rosati, P.C. regarding legality of the securities being issued
    ++10.1     Form of Indemnification Agreement entered into by and
               between the Registrant and each of its directors and
               executive officers
      10.2+    Hosting License Agreement dated June 30, 1999 between the
               Registrant and Active Software, Inc.
      10.3+    Master Agreement dated November 8, 1999 between the
               Registrant and BroadVision, Inc.
      10.4+    Reseller Agreement dated November 8, 1999 between the
               Registrant and BroadVision, Inc.
      10.5+    License and Hosting Agreement dated October 29, 1999 between the Registrant and Commerce One, Inc.
      10.6+    Host Server Solutions Service Agreement dated January 29,
               1999 between the Registrant and Concentric Network, Inc.
      10.7+    Amendment No. 1 to Host Server Solutions Service Agreement
               dated August 23, 1999 between the Registrant and Concentric
               Network, Inc.
      10.8+    Amendment No. 2 to Host Server Solutions Service Agreement
               dated June 1, 2000
    ++10.9     Alliance and Co-Marketing Agreement dated April 20, 2000
               between the Registrant and Ernst & Young LLP
    ++10.10    Amended and Restated Investor Rights Agreement dated April
               20, 2000 between the Registrant and Ernst & Young LLP
     10.11+    Outsourcer Alliance Agreement dated January 1, 1999 between the Registrant and PeopleSoft USA, Inc.
     10.12+    Marketing Alliance Agreement dated February 10, 2000 between the Registrant and SAP America, Inc.
     10.13+    Value Added Industry Remarketer Agreement dated August 13,
               1999 between the Registrant and Siebel Systems, Inc.
    ++10.14    Form of Change in Control Agreement entered into by and
               between the Registrant and certain of its officers.
    ++16.1     Letter regarding change in independent auditors
    ++20.1     1998 Stock Plan
    ++20.2     Employee Stock Purchase Plan 2000 and related agreements
      23.1*    Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)
    ++23.2     Report on Financial Statement Schedule and Consent of
               Independent Auditors
    ++24.1     Power of Attorney (see page II-7)
    ++27.1     Financial Data Schedule


---------------
*  To be filed by amendment.
+ Confidential treatment has been requested for certain portions of this exhibit.
++ Previously filed.

     (b) FINANCIAL STATEMENT SCHEDULES

           Schedule II -- Valuation and Qualifying Accounts.

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act, or Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on the twelfth day of July, 2000.


                                          CORIO, INC.
                                          By:      /s/ GEORGE KADIFA
                                            ------------------------------------
                                                       George Kadifa,
                                             President, Chief Executive Officer
                                                        and Director

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----
                 /s/ GEORGE KADIFA                     President and Chief Executive     July 12, 2000
---------------------------------------------------   Officer and Director (Principal
                   George Kadifa                             Executive Officer)

                         *                           Executive Vice President and Chief  July 12, 2000
---------------------------------------------------     Financial Officer (Principal
                  Eric J. Keller                     Financial and Accounting Officer)

                         *                           Founder and Chief Strategy Officer  July 12, 2000
---------------------------------------------------
                  Jonathan J. Lee

                         *                                        Director               July 12, 2000
---------------------------------------------------
                   Vinod Khosla

                         *                                        Director               July 12, 2000
---------------------------------------------------
                   Aneel Bhusri

                         *                                        Director               July 12, 2000
---------------------------------------------------
                  Ted E. Schlein

                         *                                        Director               July 12, 2000
---------------------------------------------------
                  Roger S. Siboni

                         *                                        Director               July 12, 2000
---------------------------------------------------
               George J. Still, Jr.

        *By:             /s/ GEORGE KADIFA
  -----------------------------------------------
                   George Kadifa
                 Attorney-in-Fact

                                  SCHEDULE II

                                  CORIO, INC.

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                             CHARGED
                                               BALANCE AT    TO COSTS                   BALANCE AT
                                               BEGINNING       AND       DEDUCTIONS/      END OF
                 DESCRIPTION                   OF PERIOD     EXPENSES    WRITE-OFFS       PERIOD
                 -----------                   ----------    --------    -----------    ----------
Accounts receivable allowances:
Predecessor:
  For the year ended September 30, 1997......     $ --         $ --         $  --          $ --
  For the period from October 1, 1997 to
     September 4, 1998 (date of
     acquisition)............................     $ --         $ --         $  --          $ --
Company:
  For the period from September 1, 1998 (date
     of inception) to December 31, 1998......     $ --         $138         $  --          $138
  For the year ended December 31, 1999.......     $138         $125         $ (30)         $233
  For the three months ended March 31, 2000
     (unaudited).............................     $233         $277         $  --          $510

                                 EXHIBIT INDEX


EXHIBIT                        EXHIBIT DESCRIPTION
-------                        -------------------
 ++1.1     Form of Underwriting Agreement
 ++3.1     Certificate of Incorporation of the Registrant
 ++3.2     Form of Amended and Restated Certificate of Incorporation of
           the Registrant
 ++3.3     Bylaws of the Registrant
 ++4.1     Form of Registrant's Common Stock Certificate
   5.1*    Opinion of Wilson Sonsini Goodrich & Rosati, P.C. regarding legality of the securities being issued
++10.1     Form of Indemnification Agreement entered into by and
           between the Registrant and each of its directors and
           executive officers
  10.2+    Hosting License Agreement dated June 30, 1999 between the
           Registrant and Active Software, Inc.
  10.3+    Master Agreement dated November 8, 1999 between the
           Registrant and BroadVision, Inc.
  10.4+    Reseller Agreement dated November 8, 1999 between the
           Registrant and BroadVision, Inc.
  10.5+    License and Hosting Agreement dated October 29, 1999 between the Registrant and Commerce One, Inc.
  10.6+    Host Server Solutions Service Agreement dated January 29,
           1999 between the Registrant and Concentric Network, Inc.
  10.7+    Amendment No. 1 to Host Server Solutions Service Agreement
           dated August 23, 1999 between the Registrant and Concentric
           Network, Inc.
  10.8+    Amendment No. 2 to Host Server Solutions Service Agreement
           dated June 1, 2000
++10.9     Alliance and Co-Marketing Agreement dated April 20, 2000
           between the Registrant and Ernst & Young LLP
++10.10    Amended and Restated Investor Rights Agreement dated April
           20, 2000 between the Registrant and Ernst & Young LLP
 10.11+    Outsourcer Alliance Agreement dated January 1, 1999 between the Registrant and PeopleSoft USA, Inc.
 10.12+    Marketing Alliance Agreement dated February 10, 2000 between the Registrant and SAP America, Inc.
 10.13+    Value Added Industry Remarketer Agreement dated August 13,
           1999 between the Registrant and Siebel Systems, Inc.
++10.14    Form of Change in Control Agreement entered into by and
           between the Registrant and each of its executive officers.
++16.1     Letter regarding change in independent auditors
++20.1     1998 Stock Plan
++20.2     Employee Stock Purchase Plan 2000 and related agreements
  23.1*    Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)
++23.2     Report on Financial Statement Schedule and Consent of
           Independent Auditors
++24.1     Power of Attorney (see page II-7)
++27.1     Financial Data Schedule


---------------
*  To be filed by amendment.
+ Confidential treatment has been requested for certain portions of this exhibit.
++ Previously filed.